UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

LEARNING CARE GROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	0-27656	38-3261854

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21333 Haggerty Road, Suite 300, Novi, Michigan	48375

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 697-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On June 8, 2004, the Compensation Committee of the Board of Directors of the Company approved an executive management bonus plan (the “Bonus Plan”) designed to incentivize and reward annual performance of the Company’s four Executive Officers for the fiscal year ended April 1, 2005 (the “2005 Fiscal Year”). Pursuant to the Bonus Plan, bonuses will be activated at 95% of a $9,500,000 EBITDA goal (or $9,000,000). A bonus of 100% of base salary will be awarded at 120% of the $9,500,000 EBITDA goal (or $11,400,000), and 50% if budget ($9,500,000) is achieved. At $9,000,000 EBITDA, bonuses will be activated at 10% of base salary and straight line between $9,000,000 to $9,500,000 EBITDA from 10% to 50% of base salary. If EBITDA is between $9,500,000 to $11,400,000, bonuses will straight line from 50% to 100% of base salary. In addition, the Compensation Committee approved recommendation for up to an additional 10% of base salary to be awarded based on achievement of strategic goals.

      On June 14, 2005, the Compensation Committee authorized the following bonuses pursuant to the Bonus Plan:

Name and Position	Bonus
William D. Davis	$238,066
President and Chief Executive Officer
Frank M. Jerneycic	$135,118
Chief Financial Officer and Treasurer
Kathryn L. Myers	$135,118
Chief Operating Officer
Scott W. Smith	$101,017
Chief Human Resources Officer

      A copy of a summary of the Bonus Plan is furnished with this report following the signature page and is incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

      (a) – (b) Not applicable.

      (c) Exhibits.

10	Executive Management Bonus Plan for the fiscal year ended April 1, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING CARE GROUP, INC.
Date: June 20, 2005	By:	/s/ FRANK M. JERNEYCIC
Frank M. Jerneycic
Its: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10	Executive Management Bonus Plan for the fiscal year ended April 1, 2005.